Consent of Independent Registered Public Accounting Firm: Schumacher and Associates, Inc.

Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement of Arrestage International, Inc. on Form S-1/A, of our report dated December 12, 2017, relating to the financial statements of Arrestage International, Inc. for the two years ended December 31, 2016 and 2015, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.

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Schumacher & Associates, Inc.
Littleton, Colorado

March 9, 2018